Deer International Group Limited and Subsidiaries
Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Page

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Consolidated Balance Sheets as of December 31, 2007 and 2006
and June 30, 2008 (unaudited)	F-2

Consolidated Statements of Income and Other Comprehensive Income
for the years ended December 31, 2007 and 2006 and the Six Months Ended
June 30, 2008 and 2007 (unaudited)	F-3

Consolidated Statement of Stockholders' Equity for the years ended
December 31, 2007 and 2006 and the Six Months Ended June 30, 2008 (unaudited)	F-4

Consolidated Statements of Cash Flows for the years ended
December 31, 2007 and 2006 and the Six Months Ended June 30, 2008
And 2007 (unaudited)	F-5

Notes to Consolidated Financial Statements	F-6 to F-17

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Deer International Group Limited

We have audited the accompanying consolidated balance sheet of Deer International Group Limited and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income and other comprehensive income, stockholders' equity, and cash flows for the years ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Deer International Group Limited and Subsidiaries as of December 31, 2007 and 2006, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2007 and 2006, in conformity with U.S. generally accepted accounting principles.

Goldman Parks Kurland Mohidin LLP

Encino, California
July 22, 2008

DEER INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 and 2006,
AND JUNE 30, 2008 (unaudited)

	December 31,	December 31,	June 30,
	2007	2006	2008
			(unaudited)
ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$1,511,545	$579,024	$402,903
Restricted cash	450,385	122,070	603,757
Accounts receivable, net	3,491,235	905,052	4,894,652
Advances to suppliers	2,817,333	2,388,804	2,644,024
Other receivable	395,180	792,715	626,949
Short term investments	136,647	-	-
Due from shareholder	1,383,124	-	5,101,415
Inventory	4,153,304	3,347,974	6,300,160
Other current assets	628,718	637,772	-

Total current assets	14,967,471	8,773,411	20,573,860

PROPERTY AND EQUIPMENT, net	8,576,102	6,749,960	8,844,217

CONSTRUCTION IN PROGRESS	302,160	204,372	872,145

INTANGIBLE ASSETS, net	387,541	391,247	406,616

OTHER ASSETS	42,008	-	48,502

TOTAL ASSETS	$24,275,282	$16,118,990	$30,745,340

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,479,056	$2,988,441	$6,044,312
Other payables	564,820	42,434	776,448
Unearned revenue	69,591	891,155	41,001
Accrued payroll	134,301	65,664	241,110
Short term loans	1,691,431	719,866	2,831,042
Due to shareholder	756,458	-	-
Advances from shareholder	509,139	62,991	260,633
Notes payable	3,160,059	1,207,136	3,333,303
Tax and welfare payable	896,605	371,219	872,389

Total current liabilities	10,261,460	6,348,906	14,400,238

STOCKHOLDERS' EQUITY:
Paid-in capital	9,120,886	6,197,198	9,120,886
Additional paid-in capital	228,137	228,137	228,137
Development funds	343,232	168,821	436,877
Statutory reserve	686,464	337,642	873,755
Other comprehensive income	1,303,732	481,586	2,241,322

Retained earnings	2,331,371	2,356,700	3,444,125
Total stockholders' equity	14,013,822	9,770,084	16,345,102

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$24,275,282	$16,118,990	$30,745,340

The accompanying notes are an integral part of these consolidated financial statements.

DEER INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006,
AND FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007 (unaudited)

	Years Ended December 31,		Six Months Ended June 30,
	2007	2006	2008	2007
			(unaudited)	(unaudited)

Net Revenue	$33,476,259	$29,037,176	$20,502,927	$13,928,228

Cost of Revenue	26,249,009	24,317,159	16,294,338	11,098,769

Gross profit	7,227,250	4,720,017	4,208,589	2,829,459

Operating expenses
Selling expenses	1,518,482	970,657	1,209,416	684,942
General and administrative expenses	1,788,025	1,787,709	1,239,502	668,191
Total operating expenses	3,306,507	2,758,366	2,448,918	1,353,133

Income from operations	3,920,743	1,961,651	1,759,671	1,476,326

Non-operating income (expense):
Financing costs	(194)	(737)	(46,435)	(53)
Interest income	18,524	10,495	6,855	6,145
Interest expense	(114,361)	(82,851)	(89,857)	(34,438)
Other income (expense)	64,698	450,636	76,221	13,280
Unrealized gain on trading securities	57,043	-	-	-
Realized loss on trading securities	-	-	(34,388)	-
Foreign exchange gain (loss)	90,707	44,805	345,926	(8,229)

Total non-operating income (expense)	116,417	422,348	258,322	(23,295)

Income before income tax	4,037,160	2,383,999	2,017,993	1,453,031

Income tax	615,568	381,058	624,303	245,529

Net income	$3,421,592	$2,002,941	$1,393,690	$1,207,502

Other comprehensive income

Foreign currency translation gain	822,146	298,066	937,590	262,259

Comprehensive Income	$4,243,738	$2,301,007	$2,331,280	$1,469,761

The accompanying notes are an integral part of these consolidated financial statements.

DEER INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
AND FOR THE SIX MONTHS ENDED JUNE 30, 2008 (unaudited)

		Additional	Other				Total
	Paid in	Paid	Comprehensive	Statutory	Development	Retained	Stockholders'
	Capital	in Capital	Income	Reserve	Funds	Earnings	Equity
Balance January 1, 2006	$6,197,198	$228,137	$183,520	$86,485	$43,242	$730,495	$7,469,077

Change in foreign currency translation gain			298,066				298,066

Net income						2,002,941	2,002,941

Transfer to statutory reserve and development funds				251,157	125,579	(376,736)	-

Balance December 31, 2006	6,197,198	228,137	481,586	337,642	168,821	2,356,700	9,770,084

Capital contribution by stockholders	2,923,688	-					2,923,688

Common stock dividend distribution						(2,923,688)	(2,923,688)

Change in foreign currency translation gain			822,146				822,146

Net income						3,421,592	3,421,592

Transfer to statutory reserve and development funds				348,822	174,411	(523,233)	-

Balance December 31, 2007	9,120,886	228,137	1,303,732	686,464	343,232	2,331,371	14,013,822

Change in foreign currency translation gain			937,590				937,590

Net income						1,393,690	1,393,690

Transfer to statutory reserve and development funds				187,291	93,645	(280,936)	-

Balance, June 30, 2008	$9,120,886	$228,137	$2,241,322	$873,755	$436,877	$3,444,125	$16,345,102

The accompanying notes are an integral part of these consolidated financial statements.

DEER INTERNATIONAL GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
AND FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007 (unaudited)

	Years Ended December 31,		Six Months Ended June 30,
	2007	2006	2008	2007
			(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,421,592	$2,002,941	$1,393,690	$1,207,502
Adjustments to reconcile net income to net cash
provided in (used in) operating activities:
Depreciation	795,531	630,310	520,861	389,624
Amortization	18,509	16,292	9,232	8,553
Foreign exchange (gain)/loss	(90,707)	(44,805)	(345,926)	8,229
Unrealized gain on short term investments	(57,043)	-	-	-
Realized loss on short term investments	-	-	34,388	-
(Increase) / decrease in assets:
Accounts receivable	(2,423,876)	(283,914)	(1,235,681)	(2,159,641)
Other receivable	435,100	(373,303)	(193,907)	603,075
Inventory	(549,092)	(839,950)	(1,831,539)	(905,366)
Due from shareholder	(1,328,793)	1,152,611	(3,413,338)	(52,447)
Advances to suppliers	(251,437)	1,809,341	345,291	(1,969,065)
Tax rebate receivable	51,484	(624,284)	651,925	(19,315)
Other assets	(40,357)	21,287	(3,697)	-
Increase / (decrease) in current liabilities:
Accounts payable	(466,089)	(3,830,204)	3,710,793	1,103,017
Unearned revenue	(849,077)	872,309	(32,213)	890,759
Other payables	499,020	33,759	37,909	76,890
Due to shareholder	726,744	-	(784,380)	-
Accrued payroll	61,536	(72,184)	95,652	(11,746)
Tax and welfare payable	479,845	308,493	(79,745)	(239,548)

Net cash provided (used in) by operating activities	432,890	778,699	(1,120,685)	(1,069,479)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(2,191,640)	(2,288,131)	(245,122)	(547,735)
Acquisition of intangible assets	(162,263)	227,054	5,686	(173,606)
Construction in process	111,835	826,320	(536,404)	245,035
Changes in restricted cash	(307,229)	(74,333)	(121,221)	(47,638)
Purchases of short-term investments	(131,280)	-	-	-
Sale of short-term investments	-	-	141,691	-

Net cash used in investing activities	(2,680,577)	(1,309,090)	(755,370)	(523,944)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	1,795,227	955,833	-	896,789
Repayments of notes payable	-	-	(29,116)	-
Proceeds from issuance of short term loans	885,108	-	1,004,376	727,748
Repayment of short-term loans	-	(298,799)	-	-
Advance from shareholder, net	424,397	61,659	(274,001)	657,397

Net cash provided by (used in) financing activities	3,104,732	718,693	701,259	2,281,934

Effect of exchange rate changes on cash and cash equivalents	75,476	16,823	66,154	23,634

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	932,521	205,125	(1,108,642)	712,145

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	579,024	373,899	1,511,545	579,024

CASH & CASH EQUIVALENTS, ENDING BALANCE	$1,511,545	$579,024	$402,903	$1,291,169

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$113,356	$90,011	$89,857	$33,448
Income taxes paid	$112,743	$90,067	$267,296	$234,741

The accompanying notes are an integral part of these consolidated financial statements.

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Deer International Group Limited (hereinafter referred to as the “Company” or “Deer International”) was incorporated in the British Virgin Islands (“BVI”) on December 3, 2007 and acquired 100% of the shares of Winder Electrical Company, Ltd. (“Winder”) on March 11, 2008. Winder has a 100% owned subsidiary and Delta International, Ltd., (“Delta”). Winder and Delta were formed and incorporated in the Guangdong Province of the PRC on July 20, 2001 and February 23, 2006, respectively. The Company is engaged in manufacture, marketing, distribution and sale of household appliances (blenders, food processors, choppers, juicers, etc.). The Company manufactures its products out of YangJiang, China and operates corporate functions in Nanshan, Shenzhen, China.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Deer International, and its 100% wholly-owned subsidiary Winder and Winder’s wholly-owned subsidiary Delta. All significant inter-company accounts and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s functional currency is the Chinese Yuan Renminbi (RMB); however the accompanying consolidated financial statements have been translated and presented in United States Dollars ($).

Foreign Currency Translation

The accounts of the Company were maintained, and their consolidated financial statements were expressed in the Chinese Yuan Renminbi (RMB). Such consolidated financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," with the RMB as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income”.

Interim Financial Statements

The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s consolidated financial position, the consolidated results of their operations, and cash flows for the periods presented. The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2008. The accompanying unaudited financial statements are presented in accordance with the requirements for Form 10-Q. Accordingly, they do not include all the disclosures normally required by generally accepted accounting principles.

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Advances to Suppliers

The Company makes advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured. The advances to suppliers amounted to $2,817,333 and $2,388,804 at December 31, 2007 and 2006, respectively. Advances to suppliers amounted to $2,644,024 at June 30, 2008 (unaudited).

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Company compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Depreciation of property and equipment is provided using the straight-line method. For substantially all assets with estimated lives as follows:

Buildings	5-20 years
Equipment	5-10 years
Vehicles	5 years
Office equipment	5-10 years

At December 31, 2007 and 2006, and June 30, 2008 (unaudited), the following are the details of the property and equipment:

	December 31, 2007	December 31, 2006	June 30, 2008
			(unaudited)

Buildings	$1,552,881	$1,435,911	$1,652,700
Equipment	10,597,224	7,812,880	11,537,719
Vehicles	91,873	85,876	34,545
Office Equipment	320,867	275,829	397,010

Total	12,562,845	9,610,495	13,621,974

Less accumulated depreciation	(3,986,743)	(2,860,535)	(4,777,757)

	$8,576,102	$6,749,960	$8,844,217

Depreciation expense for the years ended December 31, 2007 and 2006 was $795,531 and $630,310, respectively. Depreciation expense for the six months ended June 30, 2008 and 2007 was $520,861 (unaudited) and $389,624 (unaudited), respectively.

Long-Lived Assets

The Company applies the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2007 and 2006 there were no significant impairments of its long-lived assets. As of June 30, 2008, there were no significant impairments of its long-lived assets.

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Intangible Assets

Intangible assets consist of rights to use land and computer software. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Net intangible assets at December 31, 2007 and 2006 and June 30, 2008 (unaudited) are as follows:

	December 31, 2007	December 31, 2006	June 30, 2008
			(unaudited)

Right to use land	$420,828	$393,360	$447,879
Computer software	8,822	8,246	-

Total	429,650	401,606	447,879

Less accumulated amortization	(42,109)	(10,359)	(41,263)

	$387,541	$391,247	$406,616

Per the People's Republic of China's governmental regulations, the Government owns all land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset. The Company is amortizing over the period the Company has use of the land which range from 45 to 50 years.

The right to use land is amortized over a period of 45-50 years, and computer software is amortized over 1-2 years.

Amortization expense for the Company’s intangible assets for the years ended December 31, 2007 and 2006 was $18,509 and $16,292, respectively. Amortization expense for the six months ended June 30, 2008 and 2007 was $9,232 (unaudited) and $8,553 (unaudited), respectively.

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

On January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follow:

•	Level 1inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2007 and 2006 was $31,821 and $14,652, respectively. Advertising costs for the six months ended June 30, 2008 and 2007 were $77,316 (unaudited) and $29,068 (unaudited), respectively.

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of FIN 48, the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48. As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Foreign Currency Transactions and Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. Translation gains of $1,303,732, $481,586, and $2,241,322 (unaudited) at December 31, 2007 and 2006 and June 30, 2008, respectively, are classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet. During the years ended December 31, 2007 and 2006, other comprehensive income in the consolidated statements of income and other comprehensive income included translation gains of $822,146 and $298,066, respectively. During the six months ended June 30, 2008 and 2007, other comprehensive income included translation gains of $937,590 (unaudited) and $262,259 (unaudited), respectively.

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings Per Share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net earnings per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no options, warrants or dilutive securities outstanding during the years ended December 31, 2007 and 2006 and at June 30, 2008.

Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent Pronouncements

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with Ltd. exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement had no effect on the Company‘s reported financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities“. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed.  Management is currently evaluating the effect of this pronouncement on financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations.” SFAS No. 141 (Revised 2007) changes how a reporting enterprise accounts for the acquisition of a business. SFAS No. 141 (Revised 2007) requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with Ltd. exceptions, and applies to a wider range of transactions or events. SFAS No. 141 (Revised 2007) is effective for fiscal years beginning on or after December 15, 2008 and early adoption and retrospective application is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.” This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement will not have an impact on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement will not have an impact on the Company’s financial statements.

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Note 3 - Inventory

Inventory as of December 31, 2007, December 31, 2006 and June 30, 2008 (unaudited) consisted of the following:

	December 31, 2007	December 31, 2006	June 30, 2008
			(unaudited)

Raw material	$2,817,203	$2,562,079	$3,622,801
Work in process	189,190	703,040	1,076,770
Finished goods	1,146,911	82,855	1,600,589

Total	$4,153,304	$3,347,974	$6,300,160

Note 4- Short Term Loans

Short term loans at December 31, 2007, December 31, 2006 and June 30, 2008 (unaudited) consisted of the following:

	December 31, 2007	December 31, 2006	June 30, 2008
			(unaudited)
Short term bank loans with the Bank of China. The term of the loans range from 3 to 7 months, with interest rates ranging from 5.48% to 7.23% per annum. The loans are collateralized by buildings land use rights.	$98,231	79,166	2,070,564
Short term loans with Industrial and Commercial Bank. The term of the loans range from 0.5 to 12 months, with interest rates ranging from 7.02% to 9.78 per annum%. The loans are collateralized by buildings land use rights and equipment.	685,440	640,700	683,241
Short term loans with ABN-AMRO China, Shenzhen Branch. The term of the loans range from 2.5 to 7 months, with interest rates ranging from 7.35% to 7.793 per annum%. The loans are collateralized by a cash deposit.	907,760	-	77,237
	$1,691,431	$719,866	$2,831,042

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Interest expense on short term loans was $113,356 and $82,851 for the years ended December 31, 2007 and 2006, respectively. Interest expense on short term loans was $89,857 (unaudited) and $33,448 (unaudited) for the six months ended June 30, 2008 and 2007, respectively.

Note 5 - Notes Payable

Notes payable at December 31, 2007 and 2006 and June 30, 2008 consist of multiple banker's acceptance notes from Bank of China payable to the company’s vendors. The terms of the notes range from 0-3 months, with no interest rate on the notes. The company deposits 10% of the notes’ par value with the bank, refundable when the notes paid. Notes payable at December 31, 2007 and 2006 and June 30, 2008 amounted to $3,160,059, $1,207,136, and $3,333,303 (unaudited), respectively.

Note 6 - Stockholders’ Equity

On November 30, 2007, the Company decided to increase its paid-in capital by $2,923,688 through a board meeting. The new capital was from retained earnings distributable to the shareholder.

Note 7 - Employee Welfare Plans

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees’ salaries to employee welfare plan. The total expense for the above plan was $2,316 and $5,418 for the years ended December 31, 2007, and 2006, respectively. The total expense for the above plan was $12,414 and $0 for the six months ended June 30, 2008 (unaudited) and 2007 (unaudited), respectively. The Company has recorded welfare payable of $23,309 and $60,862 at December 31, 2007 and 2006. The Company has recorded welfare payable of $20,055 at June 30, 2008 (unaudited). Welfare payable is included in tax and welfare payable in the accompanying consolidated balance sheet.

Note 8 - Statutory Reserve and Development Fund

As stipulated by the Company Law of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i.	Making up cumulative prior years’ losses, if any;

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

ii.
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital;

iii.
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company’s employees; and

iv.
Allocations to the discretionary surplus reserve, if approved in the stockholders’ general meeting. The Company allocates 5% of income after tax as development fund. The fund is for enlarging its business and increasing capital.

Pursuant to the new Corporate Law effective on January 1, 2006, there is now only one "Statutory surplus reserve" requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

The Company has appropriated $523,233 and $376,736 as reserve for the statutory surplus reserve and development fund for the years ended December 31, 2007 and 2006, respectively. The Company has appropriated $280,936 (unaudited) as reserve for the statutory surplus reserve and development for the six months ended June 30, 2008.

Note 9 - Related Party Transactions

Due to shareholder represents amounts payable to the shareholder arising from purchases.

Due from shareholder represents sales proceeds collected by the shareholder on behalf of the Company.

Advances to and from shareholder are non interest bearing and are payable or receivable on demand.

Purchases from shareholder amounted to $726,744 and $0 for the years ended December 31, 2007, and 2006, respectively.

Due from shareholder amounted to $1,383,124 and $0 as of December 31, 2007 and 2006, respectively. Due from shareholder amounted to $5,101,415 (unaudited) as of June 30, 2008.

Due to shareholder amounted to $756,458 and $0 as of December 31, 2007 and 2006, respectively.
Advance from shareholder amounted to $509,139 and $62,991 as of December 31, 2007 and 2006, respectively. Advances from shareholder amounted to $260,633 (unaudited) as of June 30, 2008.

Deer International Group Limited and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2006,
And the Six Months Ended June 30, 2008 and 2007 (unaudited)

Note 10 - Taxes

Local PRC Income Tax

Pursuant to the tax laws of China, general enterprises are subject to income tax at an effective rate of 33%.

A reconciliation of tax at United States federal statutory rate to provision for income tax recorded in the financial statements is as follows for the years ended December 31, 2007 and 2006:

	2007	2006
Tax provision at statutory rate	34%	34%
Foreign tax rate difference	(1%)	(1%)
Effect of tax holiday	(18%)	(17%)
	15%	16%

The Company operates in a privileged economic zone which entitles them to certain tax benefits (tax holiday) as follows:

•	Winder Electric - Exempt from provincial tax and 100% exemption from federal tax from January 1, 2002 to December 31, 2003 and 50% exemption from federal tax from January 1, 2004 to December 31, 2006.

•	Delta International - Exempt from provincial tax and 100% exemption from federal tax from January 1, 2006 to December 31, 2006.

If the Company had not been exempt from paying income taxes due to operating in a privileged economic zone, net income for the year ended December 31, 2007 and 2006 would have been lower by approximately $717,000 and $406,000, respectively.